Exhibit 10-1.2

EXCERPT FROM THE

MINUTES OF A REGULAR MEETING OF THE

BOARD OF DIRECTORS OF DUKE ENERGY CORPORATION

HELD ON JULY 28, 1997

A regular meeting of the Board of Directors of Duke Energy Corporation was held at 2:40 p.m. in the C. J. Blades Classroom Building, Lake Hickory Leadership Center, Lake Hickory, North Carolina, on Monday, July 28, 1997.

The following members were present:

Paul M. Anderson

G. Alex Bernhardt, Sr.

Robert J. Brown

W. A. Coley

William T. Esrey

Ann M. Gray

Dennis R. Hendrix

Harold S. Hook

George Dean Johnson, Jr.

W. W. Johnson

A. Max Lennon

Leo E. Linbeck, Jr.

James G. Martin

Buck Mickel

Richard B. Priory

Russell M. Robinson, II

being all the members.

Mr. Richard B. Priory, the Chairman and Chief Executive Officer, presided over the meeting, and Mr. W. Edward Poe, Jr., the Secretary, acted as such.

* * * * * * *

The Chairman of the Compensation Committee, Mr. W. W. Johnson, reported the recommendation of the Compensation Committee that the

Directors’ Charitable Giving Program be modified in several respects. After discussion, upon motion duly made and seconded, it was unanimously

RESOLVED, That the Directors’ Charitable Giving Program be hereby amended to provide eligibility to inside directors who have attained age 62 and have at least ten years of service on the Duke Energy Board of Directors (including prior service on the Board of either Duke Power, PanEnergy or a predecessor of the two); to allow an eligible director to designate up to ten qualifying charitable organizations with a minimum gift of $100,000 per organization; and to provide that a beneficiary institution may be any nonprofit, nonreligious organization which under rules of the Internal Revenue Service will enable the Company to claim a tax deduction for the donation; and

FURTHER RESOLVED, That the foregoing amendments be effective upon adoption, except that any existing designation by a retired director of a recipient organization which would not be qualified under the revised provisions be honored, provided that Duke Energy will be eligible to claim a tax deduction for such donation.